EXHIBIT 23.1









                                   CONSENT OF

                    DAVIDSON & COMPANY, CHARTERED ACCOUNTANTS

                   A PARTNERSHIP OF INCORPORATED PROFESSIONALS

EXHIBIT 23.1



DAVIDSON & COMPANY, CHARTERED ACCOUNTANTS
A PARTNERSHIP OF INCORPORATED PROFESSIONALS


May 23, 2001


GEOCOM RESOURCES INC.
1208 - 1030 West Georgia Street
Vancouver, BC
V6E 2Y3


RE:  FORM SB-2


Dear Sirs:

We refer to the Form SB-2 Registration Statement of Geocom Resources Inc. (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated May 4, 2001 in connection with the preparation of the Form SB-2. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.



                                             /S/ DAVIDSON & COMPANY


Vancouver, Canada                            Chartered Accountants




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